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As filed with the Securities and Exchange Commission on March 27, 2013

Registration No. 333-187303

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RDA MICROELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

6/F, Building 4, 690 Bibo Road
Pudong District, Shanghai 201203
The People's Republic of China
Phone: +86 (21) 5027 1108
Facsimile: +86 (21) 5027 1099
(Address and telephone number of Registrant's principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474
(Name, address, and telephone number of agent for service)

Copies to:
Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road, Central Hong Kong Phone: +852 3740-4700	James C. Lin, Esq. Davis Polk & Wardwell LLP c/o 18th Floor, The Hong Kong Club Building 3A Chater Road, Central Hong Kong Phone: +852 2533-3300

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary Shares, par value $0.01 per share(1)	57,615,000(2)	$1.8817(3)	$108,414,145.50(3)	$14,787.69(4)

(1)
American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 filed with the Commission on October 27, 2010 (Registration No. 333-170171). Each American depositary share represents six ordinary shares.

(2)
Includes ordinary shares that are issuable upon the exercise of the underwriters' option to purchase additional shares. Also includes ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low trading prices on March 8, 2013 of the Registrant's American depositary shares listed on the NASDAQ Global Market, each representing six ordinary shares of the Registrant.

(4)
Previously paid.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 Explanatory Note

        The sole purpose of this amendment is to file Exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fourth amended and restated memorandum and articles of association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through the willful neglect or default of such director or officer.

        Under the terms of our indemnification agreements with our directors and executive officers, the form of which is filed as Exhibit 10.3 to the registration statement on Form F-1 (File No. 333-170063), as amended, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.    EXHIBITS

        The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement, which Index to Exhibits is hereby incorporated by reference.

ITEM 10.    UNDERTAKINGS.

(A)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(B)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

(C)
The undersigned registrant hereby undertakes that:

(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or

II-1

  497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People's Republic of China, on March 27, 2013.

RDA MICROELECTRONICS, INC.
By:	/s/ VINCENT TAI
	Name:	Vincent Tai
	Title:	Chairman and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on March 27, 2013.

Signature	Title

/s/ VINCENT TAI Name: Vincent Tai	Chairman and Chief Executive Officer (principal executive officer)
/s/ LILY LI DONG Name: Lily Li Dong	Chief Financial Officer (principal financial and accounting officer)
* Name: Shuran Wei	Director
* Name: Julian Cheng	Director
* Name: Gordon Yi Ding	Director
* Name: Shun Lam Steven Tang	Director
* Name: Peter Wan	Director
* Name: Allen Kam-sing Ma	Director

Signature		Title

* Name: Fusen Chen		Director
* Name: Diana Arias, on behalf of		Authorized United States Representative
Law Debenture Corporate Services Inc. Title: Senior Manager
*By:	/s/ LILY LI DONG Name: Lily Li Dong Attorney-in-Fact

 INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1
Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-170063))
4.1	Registrant's Specimen American Depositary Receipt (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1, as amended (File No. 333-170063))
4.2	Registrant's Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-170063))
4.3
Deposit Agreement among the Registrant, Citibank N.A. as depositary, and holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder, dated as of November 9, 2010 (incorporated herein by reference to Exhibit 2.3 to the annual report on Form 20-F for the year ended December 31, 2012 (File No. 001-34943))
5.1	Opinion of Conyers Dill & Pearman (Cayman) Limited*
23.1	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, Independent Registered Public Accounting Firm*
23.2	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)*

*
Previously filed.

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Explanatory Note
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 9. EXHIBITS
  ITEM 10. UNDERTAKINGS.
SIGNATURES
INDEX TO EXHIBITS